Exhibit 5.3

June 11, 2019

Voya Financial, Inc.

230 Park Avenue

New York, New York 10169

Ladies and Gentlemen:

We have acted as special counsel to Voya Financial, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of post-effective amendment no. 1 to the Company’s registration statement on Form S-3 (No. 333-218956) (including the documents incorporated by reference therein, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering and sale from time to time, together or separately and in one or more series (if applicable), of (i) senior debt securities of the Company (the “Senior Debt Securities”) and subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (ii) guarantees of the Senior Debt Securities (the “Senior Debt Guarantees”) and guarantees of the Subordinated Debt Securities (the “Subordinated Debt Guarantees” and, together with the Senior Debt Guarantees, the “Guarantees”) by Voya Holdings Inc., a Connecticut corporation and a wholly owned subsidiary of the Company, (iii) shares of common stock, par value $0.01 per share, of the Company, issuable upon conversion or exchange of any other Security (as defined herein) in accordance with its terms (the “Common Stock”), (iv) shares of preferred stock, par value $0.01 per share of the Company, including preferred stock issuable upon conversion or exchange of any other Security (as defined herein) in accordance with its terms (the “Preferred Stock”), (v) fractional interests in the Preferred Stock evidenced by depositary receipts (the “Depositary Shares”), (vi) warrants of the Company (the “Warrants”) and (vii) units of the Company consisting of two or more of the foregoing which may or may not be separable (the “Units”). The Debt Securities, Guarantees, Common Stock, Preferred Stock, Depositary Shares, Warrants and Units are referred to herein collectively as the “Securities.”

The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on an immediate, continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

Voya Financial, Inc., p. 2

The Depositary Shares are to be issued from time to time under one or more deposit agreements (each such deposit agreement, a “Deposit Agreement”) to be entered into between the Company and the depositary to be named therein (the “Depositary”).

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement; and

(b)

copies of the Company’s Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware and the Company’s Bylaws certified by the corporate secretary of the Company.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Depositary Shares to be sold by the Company, upon the due issuance by the relevant Depositary of depositary receipts (including any master depositary receipt issued in connection therewith) evidencing such Depositary Shares against the deposit of the shares of Preferred Stock in respect thereof in accordance with the provisions of the relevant Deposit Agreement, will be validly issued and the persons in whose names the depositary receipts are registered will be entitled to the rights specified therein and in the relevant Deposit Agreement.

Insofar as the foregoing opinion relates to the valid existence of the Company, it is based solely on confirmation from public officials. Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (x) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Depositary Shares, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (y) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the opinion expressed above, we have further assumed that (i) prior to the issuance of the Depositary Shares, the Company will authorize the offering and issuance of the Depositary Shares and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration

Voya Financial, Inc., p. 3

Statement and the terms of any agreement governing the Depositary Shares, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) prior to the issuance of the Depositary Shares, the Company will duly authorize, execute and deliver any Deposit Agreement or other agreement necessary with respect to the Depositary Shares or contemplated by the Depositary Shares or the Registration Statement and will take any other appropriate or necessary corporate action, including the filing of any Certificate of Designation with the Secretary of State of the State of Delaware; (iii) any instruments or receipts evidencing the Depositary Shares and any agreement governing the Depositary Shares will be governed by New York law; (iv) the Depositary Shares will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Depositary Shares and any agreement governing the Depositary Shares and in the manner contemplated by the Registration Statement and the related prospectus supplements describing the Depositary Shares and the offering thereof; (v) the Depositary Shares will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; and (vi) if issued in certificated form, certificates representing the Depositary Shares will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated or countersigned, and if issued in book-entry form, the Depositary Shares will be duly registered to the extent required by any applicable agreement.

We note that any designation in the Depositary Shares or any applicable agreement governing the Depositary Shares of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Depositary Shares or agreement is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Depositary Shares or applicable agreement governing the Depositary Shares includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

The foregoing opinion is limited to the law of the State of New York and the General Corporation Law of the State of Delaware.

Voya Financial, Inc., p. 4

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement, to the reference to this firm under the heading “Legal Matters” in the Registration Statement and in any prospectus supplement related thereto as counsel for the Company that has passed on the validity of the Depositary Shares and to the use of this opinion as a part (Exhibit 5.3) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Pamela L. Marcogliese
Pamela L. Marcogliese, a Partner